Albert Heijnweg 1
1057 EH  ZAANDAM
The Netherlands

F.M. Schlingmann - advocaat
Telephone:        (020) 577 1452
Facsimile:        (020) 577 1775
E-mail:           fmschlingmann@dbbw.nl

Amsterdam, 8 June 1999 Your ref.:
Our ref.:         i:\main_lib\newyork\1101615\0035\9$hk01!.doc\mb

Ladies and Gentlemen,

                             Koninklijke Ahold N.V.
          Registration under the United States Securities Act of 1933, as amended, of common shares, financing preferred shares
                        and convertible preferred shares
                 in the share capital of Koninklijke Ahold N.V.,
                      par value NLG 0.50 per common share,
                          financing preferred share and
                          convertible preferred share,
          as described in the Registration Statement (as defined below)

I have acted in the name of De Brauw Blackstone Westbroek N.V. as legal counsel in respect of the law of the Netherlands to Koninklijke Ahold N.V., a company incorporated under the law of the Netherlands, with its corporate seat in Zaandam (municipality Zaanstad), the Netherlands (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), by the Company of common shares, financing preferred shares and convertible preferred shares (collectively the "Shares"), each with a par value of NLG 0.50, in the share capital of the Company pursuant to the Registration Statement (as defined below). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Shares and certain debt securities and warrants of the Company and of Ahold Finance U.S.A., Inc. (collectively the "Securities") that are also being registered pursuant to the Registration Statement and securities that have been registered pursuant to certain other registration statements of the Company will not exceed USD 3,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

In connection herewith I have examined the following documents:

(a) a photocopy of a copy of the deed of incorporation of the Company and the text of the articles of association of the Company, as most recently amended, according to the Extract (as defined below), by deed of amendment executed on June 22, 1998 (the "Articles of Association"), both as filed with the Chamber of Commerce and Industry for "de Zaanstreek" (the "Chamber of Commerce");

(b) an extract from the trade register regarding the Company, dated June 7, 1999 (the "Extract"), provided by the Chamber of Commerce and confirmed to me to be unchanged in all respects material for rendering this opinion by telephone by the Chamber of Commerce on the date hereof;

(c) a telecopy of an extract from the minutes of the general meeting of shareholders of the Company, held on May 6, 1997, referring to the resolution to designate the corporate executive board ("raad van bestuur") of the Company as the corporate body authorized to resolve, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, to, inter alia, issue Shares and to limit or exclude pre-emptive rights;

(d) a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on October 26, 1998, relating to the resolution of the corporate executive board of the Company to file a shelf registration statement with the United States Securities and Exchange Commission at a maximum total amount of USD 3,000,000,000 and a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on May 17, 1999, relating to the resolution of the corporate executive board of the Company to file a shelf registration statement with the United States Securities and Exchange Commission at a maximum total amount of USD 3,500,000,000;

(e) telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated January 15, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,000,000,000 and telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated May 20, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,500,000,000;

(f) a copy of a registration statement on Form F-3 and on Form S-3 (Nos. 333-71383 and 333-71383-01) (the "Registration Statement"), including a prospectus (together the "Prospectus"), relating to the Shares and the Securities;

and such other documents as I have deemed necessary to enable me to render this opinion.

My examination referred to above has been limited to the text of the documents.

For the purpose of this opinion I have made the following assumptions:

(i) all signatures on original documents are the genuine signatures of the persons purported to have executed the same and all copies (in whatever form) conform to the originals;

(ii) the Shares, at the time of issuance thereof, will have been duly authorized in accordance with the articles of association of the Company in effect at the time of authorization (and under the Articles of Association due authorization requires that Shares are issued pursuant to a resolution adopted by the general meeting of shareholders ("algemene vergadering van aandeelhouders") of the Company on a proposal of the corporate executive board ("raad van bestuur") of the Company, or pursuant to a resolution of the corporate executive board of the Company if the corporate executive board of the Company has been duly authorized to issue Shares in accordance with the Articles of Association, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, and the validity of the resolution of the general meeting of shareholders of the Company to issue Shares or rights to acquire Shares or to designate another corporate body of the Company requires the prior or simultaneous approval of each group of holders of shares of the same class whose rights are prejudiced by the issue);

(iii) the nominal amount of the Shares and any share premium agreed upon at any time will have been duly paid up;

(iv) the amount of the authorized share capital ("maatschappelijk kapitaal") of the Company at the time of issuance is sufficient to allow for the issuance of the Shares;

(v) the Shares will have been issued in the form and in the manner prescribed by the articles of association of the Company in effect at the time of issuance (and under the Articles of Association issuance as contemplated under the Registration Statement and the Prospectus meets that requirement) with due observance or valid exclusion of any pre-emptive rights; and

(vi)   the  Shares  will   otherwise  have  been  issued  and  accepted  by  the
       subscribers therefor in accordance with all applicable law (including, for the avoidance of doubt, the law of the Netherlands).

I have not investigated the law of any jurisdiction other than the Netherlands and I do not express an opinion on the law of any jurisdiction other than the Netherlands. I only express an opinion on matters of the law of the Netherlands as it stands and has been published as at the date of this opinion. I do not express any opinion on taxation laws.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning attributed to them under the law of the Netherlands and this opinion should be read and understood accordingly.

Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above, I am, at the date hereof, of the following opinion:

1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability ("naamloze vennootschap") under the law of the Netherlands.

2. The Shares, when issued as set out in the assumptions above, will be duly authorized and will be validly issued by the Company in accordance with the law of the Netherlands and will be fully paid and non-assessable.

Without my prior written consent, this opinion letter may not be transmitted to or filed with any person, firm, company or institution, except to your United States counsel, White & Case LLP.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to De Brauw Blackstone Westbroek N.V. in the Prospectus under the headings "Limitations on Enforcement of U.S. Laws against Royal Ahold, its Management, and Others" and "Validity of Securities". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

  /s/ Francine M. Schlingmann
------------------------------
Francine M. Schlingmann
for De Brauw Blackstone Westbroek N.V.